UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2016

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On August 8, 2016, SM Energy Company, a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Rock Oil Holdings LLC, a Delaware limited liability company (the “Holdings”), pursuant to which the Company will purchase from Holdings all of the outstanding membership interests in JPM EOC Opal, LLC (“JPM EOC Opal”), a Delaware limited liability company and wholly-owned subsidiary of Holdings (“Rock Oil” and such membership interests, the “Rock Oil Equity”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Transactions”. The board of directors of the Company has approved the Purchase Agreement and the Transactions.

Under the Purchase Agreement, the Company agreed to purchase the Rock Oil Equity for $980.0 million, subject to certain purchase price adjustments, including adjustments for certain title defects and certain environmental defects asserted prior to September 22, 2016. Except for its remedy of a breach by Holdings of certain limited representations and interim period covenants, the Company’s exclusive remedy for title matters and environmental matters, with certain exceptions, will be handled through a title or environmental defect mechanism.  Following the execution of the Purchase Agreement, the Company has agreed to deposit $49.0 million (the “Deposit”) into an escrow account as a deposit to be applied against the purchase price at the closing.

Conditions to the Closing of the Transactions and Termination Rights

The completion of the Transactions is subject to the satisfaction or waiver of certain customary conditions, including, among others: (a) the absence of certain legal impediments to the consummation of the Transactions; (b) the absence of any litigation related to the Transactions; (c) the material accuracy of the parties’ representations and warranties as of the closing; and (d) aggregate adjustments to the purchase price due to title and environmental defects shall not exceed 15% of the unadjusted purchase price.

The Purchase Agreement may be terminated (a) by mutual agreement of the parties; or (b) by Holdings or the Company if the conditions to closing have not been satisfied or waived by November 11, 2016.

If the Purchase Agreement is permitted to be terminated by Holdings for any reason other than the existence of litigation or the existence of aggregate adjustments to the purchase price in excess of 15% of the unadjusted purchase price (an “at fault cause”), then Holdings shall be entitled to the Deposit as liquidated damages or to seek specific performance of the Purchase Agreement.

If the Purchase Agreement is permitted to be terminated by the Company for any reason other than at fault cause, then the Company shall be entitled to either (a) seek specific performance or (b) release and return of the Deposit and seek damages in an amount up to the amount of the Deposit. If the Purchase Agreement is terminated for any other reason, the Deposit will be returned to the Company.

No Talk/No Shop

Holdings has agreed not to, directly or indirectly, solicit or negotiate any proposal from any third party relating to the acquisition of all or substantially all, or any meaningful portion of, Rock Oil’s assets or the Rock Oil Equity, whether directly or indirectly, through purchase, merger, consolidation, or otherwise.

Other Terms of the Purchase Agreement

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Purchase Agreement also contains customary mutual pre-closing covenants, including the obligation of Holdings to cause Rock Oil to own and operate the assets it owns in the regular course of business and to refrain from taking certain actions. In addition, Holdings has agreed to indemnify the Company for certain losses, including those related to a breach of Holdings’ representations or warranties.

The foregoing summary of the Purchase Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K. The Purchase Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about the Company. In particular, the representations, warranties and covenants contained in the Purchase Agreement (a) were made only for purposes of the Purchase Agreement and as of specific dates, (b) were solely for the benefit of the parties to the Purchase Agreement, (c) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures, (d) were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing matters subject to representations and warranties as facts, and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Agreement not in isolation but only in conjunction with the other information about the Company that is included in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 3, 2016, the Company announced a company-wide reorganization effort (the “Plan”) that includes (i) relocating certain employees in the Company’s Billings, Montana regional office to the Company’s corporate office in Denver, Colorado or other Company offices; (ii) closing the Company’s Billings, Montana regional office; and (iii) reducing the Company’s workforce by 47 employees. The reduction in workforce was communicated to employees on August 3, 2016, and was generally effective immediately.  The Company expects the relocation of its employees and the closing of its Billings, Montana regional office to be completed by November 1, 2016.

The Company adopted the Plan in an effort to reduce future costs and better position the Company for efficient growth in response to prolonged commodity price weakness.  In connection with the Plan, the Company estimates that it will incur an aggregate of approximately $10 million of one-time charges in the second half of 2016, comprised of compensation, outplacement services, insurance, and relocation related expenses.  In addition to such expenses, there is a non-cancelable lease relating to the Company’s Billings, Montana regional office space that expires in August 2023.  Following the expected closing date of the Billings, Montana regional office, the Company expects to be obligated to make approximately $7 million of cash lease payments through the expiration of the lease.  Although the Company is exploring its options with respect to the remaining term of the lease, including identifying a sub-lessee, there can be no guarantee the Company will recoup or reduce the non-cancelable future lease payments.

Item 7.01                                           Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3, is deemed “furnished” and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Press Release Regarding Purchase Agreement

On August 8, 2016, the Company issued a press release announcing its entry into the Purchase Agreement and the consummation of the transactions contemplated thereby. A copy of the press release is furnished hereto as Exhibit 99.1.

Press Release Regarding Offering of Common Stock

On August 8, 2016, the Company issued a press release announcing the commencement of an underwritten public offering of 15,000,000 shares of common stock.  A copy of the press release is furnished hereto as Exhibit 99.2.

Press Release Regarding Offering of Convertible Senior Notes Due 2021

On August 8, 2016, the Company issued a press release announcing the commencement of an offering of an expected $100 million aggregate principal amount of Convertible Senior Notes due 2021.  A copy of the press release is furnished hereto as Exhibit 99.3.

Cautionary Statement Regarding Forward-Looking Statements

This communication and the exhibits referenced or incorporated herein include and reference forward-looking statements, including but not limited to those regarding the proposed Transactions. These statements may also relate to the Company’s business strategy, goals and expectations concerning its market position, future operations, margins and profitability. Forward-looking statements may use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “forecast” and similar terms and phrases to identify forward-looking statements, and include the assumptions that underlie such statements. Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, there can be no assurance that the results implied or expressed in such forward-looking statements or information or the underlying assumptions will be realized and that actual results of operations or future events will not be materially different from the results implied or expressed in such forward-looking statements or information. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the Transactions in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Transactions; the possibility of litigation (including related to the Transactions); unknown, underestimated or undisclosed commitments or liabilities; the level of demand for the Company’s products, which is subject to many factors, including uncertain global economic and industry conditions, and natural gas and oil prices generally; state and federal environmental, economic, health and safety, energy and other policies and regulations, including those related to climate change and any changes therein, and any legal or regulatory investigations, delays or other factors beyond the control of the Company; and other risks described in the Company’s SEC filings. The forward-looking statements in this communication speak only as of the date of this communication. Under no circumstances should the inclusion of the forward-looking statements or information be regarded as a representation, undertaking, warranty or prediction by the Company or any other person with respect to the accuracy thereof or the accuracy of the underlying assumptions, or that the Company will achieve or is likely to achieve any particular results.

The forward-looking statements or information are made as of the date hereof and the Company disclaims any intent or obligation to update publicly or to revise any of the forward-looking statements or information, whether as a result of new information, future events or otherwise. Recipients are cautioned that forward-looking statements or information are not guarantees of future performance and, accordingly, recipients are expressly cautioned not to put undue reliance on forward-looking statements or information due to the inherent uncertainty therein.

Item 8.01                                           Other Events

The Company discovered an error in its standardized measure of discounted future net cash flows included in its Annual Report on Form 10-K for the year ended December 31, 2015.  The Company inadvertently reported an incorrect amount for the decrease in discounted income taxes from December 31, 2014 to December 31, 2015, resulting in an approximate net $78.4 million effect to the Company’s standardized measure of discounted future net cash flows as of December 31, 2015.  This amount represents approximately 4% of the total for that disclosure.  This error impacts the unaudited footnotes to the Company’s previously issued financial statements for the year ended December 31, 2015, included in its Annual Report on Form 10-K for the year ended December 31, 2015, and Exhibit 99.1 to its Form 8-K filed on February 24, 2016.

The Company assessed the impact of this error and concluded that the amount is not material to the standardized measure of discounted future net cash flows disclosure as of December 31, 2015, and had no impact to the audited financial statements.  The corrections associated with the standardized measure of discounted future net cash flows as of December 31, 2015, are reflected below and will be reflected in future filings.

Reconciliation of the Standardized Measure of Discounted Future Net Cash Flows to PV-10 presented in caption Reserves in Part I, Item 1 and 2 Business and Properties of the Form 10-K

	As of December 31,
	2015	2015
	(in millions)
	(as reported)	(as adjusted)
Standardized measure of discounted future net cash flows	$1,868.9	$1,790.5
Add: 10 percent annual discount, net of income taxes	1,228.7	1,307.1
Add: future undiscounted income taxes	—	—
Undiscounted future net cash flows	3,097.6	3,097.6
Less: 10 percent annual discount without tax effect	(1,307.1)	(1,307.1)
PV-10	$1,790.5	$1,790.5

Standardized Measure of Discounted Future Net Cash Flows presented in Supplemental Oil and Gas Disclosures (unaudited) in Part II, Item 8 of the Form 10-K

	As of December 31,
	2015	2015
	(in thousands)
	(as reported)	(as adjusted)
Future cash inflows	$11,337,865	$11,337,865
Future production costs	(6,234,687)	(6,234,687)
Future development costs	(2,005,599)	(2,005,599)
Future income taxes	—	—
Future net cash flows	3,097,579	3,097,579
10 percent annual discount	(1,228,671)	(1,307,053)
Standardized measure of discounted future net cash flows	$1,868,908	$1,790,526

	For the Years Ended December 31,
	2015	2015
	(in thousands)
	(as reported)	(as adjusted)
Standardized measure, beginning of year	$5,698,783	$5,698,783
Sales of oil, gas, and NGLs produced, net of production costs	(776,272)	(776,272)
Net changes in prices and production costs	(4,709,908)	(4,709,908)
Extensions, discoveries and other including infill reserves in an existing proved field, net of related costs	386,069	386,069
Sales of reserves in place	(262,210)	(262,210)
Purchase of reserves in place	4,686	4,686
Previously estimated development costs incurred during the period	449,738	449,738
Changes in estimated future development costs	191,447	191,447
Revisions of previous quantity estimates	(1,819,639)	(1,819,639)
Accretion of discount	761,746	761,746
Net change in income taxes	1,863,868	1,918,670
Changes in timing and other	80,600	(52,584)
Standardized measure, end of year	$1,868,908	$1,790,526

Item 9.01                    Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are furnished as part of this report:

Exhibit 2.1

Membership Interest Purchase Agreement, dated August 8, 2016. Schedules to the Membership Interest Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

	Exhibit 99.1	Press release of the Company dated August 8, 2016, entitled “SM Energy Announces Permian Basin Acquisition Significantly Expanding Footprint in Tier 1 Midland Basin”

	Exhibit 99.2	Press Release dated August 8, 2016 entitled “SM Energy Announces Public Offering of Common Stock”

	Exhibit 99.3	Press Release dated August 8, 2016 entitled “SM Energy Announces Public Offering of $100,000,000 of Senior Convertible Notes Due 2021”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date: August 8, 2016	By:	/s/ David W. Copeland
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit 2.1	Membership Interest Purchase Agreement, dated August 8, 2016.*

Exhibit 99.1	Press release of the Company dated August 8, 2016, entitled “SM Energy Announces Permian Basin Acquisition Significantly Expanding Footprint in Tier 1 Midland Basin”

Exhibit 99.2	Press Release dated August 8, 2016 entitled “SM Energy Announces Public Offering of Common Stock”

Exhibit 99.3	Press Release dated August 8, 2016 entitled “SM Energy Announces Public Offering of $100,000,000 of Senior Convertible Notes Due 2021”

* Schedules to the Membership Interest Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.